UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2025

Orchid Island Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35236	27-3269228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ORC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

ATM Program Amendment

On July 28, 2025, Orchid Island Capital, Inc. (the “Company”) and Bimini Advisors, LLC entered into Amendment No. 1 (“Amendment No. 1”) to the equity distribution agreement, dated February 24, 2025 (the “Original Agreement” and, together with Amendment No. 1, the “Equity Distribution Agreement”), with J.P. Morgan Securities LLC, BTIG, LLC, Citizens JMP Securities, LLC and JonesTrading Institutional Services LLC (collectively, the “Sales Agents”), pursuant to which the Company may offer and sell shares (“Shares”) of its common stock, par value $0.01 per share, through the Sales Agents in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange or in negotiated transactions (which may include block trades). Shares with an aggregate offering price of up to $350,000,000 were available for sale under the Original Agreement and, as of the date hereof, the Company has sold 34,517,584 Shares under the Original Agreement for aggregate gross proceeds of approximately $266.5 million. Amendment No. 1 increased the aggregate offering price of Shares that may be offered and sold under the Equity Distribution Agreement by $150,000,000. Accordingly, as of the date hereof, the Company may sell Shares having an aggregate offering price up to approximately $233.5 million under the Equity Distribution Agreement.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-269339). The Company has filed a prospectus supplement, dated July 28, 2025, to the prospectus, dated January 27, 2023, with the Securities and Exchange Commission in connection with the offer and sale of the Shares from time to time in the future. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of Amendment No. 1 is not complete and is qualified in its entirety by reference to the entire Amendment No. 1, a copy of which is attached hereto as Exhibit 1.1, and incorporated herein by reference.

In connection with the filing of the prospectus supplement, dated July 28, 2025, the Company is filing as Exhibit 5.1 hereto the opinion of its counsel, Vinson & Elkins L.L.P., with respect to the legality of the Shares, and as Exhibit 8.1 hereto the opinion of Vinson & Elkins L.L.P. regarding certain U.S. federal income tax matters.

Caution About Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including, but not limited to, statements about the Company’s offer and sale of Shares under the Equity Distribution Agreement. These forward-looking statements are based upon the Company’s present expectations, but the Company cannot assure investors that actual results will not vary from the expectations contained in the forward-looking statements. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description
1.1	Amendment No. 1 to the Equity Distribution Agreement, dated July 28, 2025, by and among the Company, Bimini Advisors, LLC, J.P. Morgan Securities LLC, BTIG, LLC, Citizens JMP Securities, LLC and JonesTrading Institutional Services LLC
5.1	Opinion of Vinson & Elkins L.L.P., dated July 28, 2025, with respect to the legality of the Shares
8.1	Opinion of Vinson & Elkins L.L.P., dated July 28, 2025, with respect to certain U.S. federal income tax matters
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 and Exhibit 8.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRLdocument)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2025

ORCHID ISLAND CAPITAL, INC.

By:	/s/ Robert E. Cauley
Name:	Robert E. Cauley
Title:	Chairman and Chief Executive Officer

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